Exhibit 99.1

News Release

Contact: Tom Joyce, Media Relations, (612) 303-3167 Judith T. Murphy, Investor Relations, (612) 303-0783

U.S. BANCORP ACQUIRES CHICAGO BRANCH BANKING OPERATIONS OF

RBS CITIZENS FINANCIAL GROUP

Deal Effectively Doubles U.S. Bank’s Deposit Market Share in Region

MINNEAPOLIS – U.S. Bancorp (NYSE: USB) announced today that its lead bank, U.S. Bank National Association, has reached an agreement to acquire the Chicago branch banking operations of the Charter One Bank franchise owned by RBS Citizens Financial Group. The acquisition includes Charter One’s Chicago retail branch network, small business operations, and select middle market relationships. Once complete, the acquisition will nearly double U.S. Bank’s deposit market share in the Chicago metro area.

Under the terms of this transaction, U.S. Bank will acquire approximately $5.3 billion of deposits, $1.1 billion of loans, 94 branches, and 800 employees for a deposit premium of approximately $315 million, or 6 percent. At close, U.S. Bank will have combined deposits of approximately $11.3 billion in Chicago. Approximately 35 percent of the $5.3 billion of acquired deposits are non-interest bearing and NOW accounts; 48 percent are money market and savings accounts; and 17 percent are time deposits.

“This transaction will double our market share in Chicago, giving us a great opportunity to not only deepen existing customer relationships, but a chance to serve new customers with our extensive mix of products and services,” said John Elmore, vice chairman of community banking and branch delivery for U.S. Bank.

Marsha Cruzan, Chicago market president for U.S. Bank, said, “Chicago is a vibrant and important market for U.S. Bank. We’ve worked hard to grow our presence here over the past five years and this latest acquisition strengthens our position as a top bank in the Chicago area.”

This acquisition is expected to meet or exceed U.S. Bancorp’s internal financial hurdles for internal rate of return and earnings per share accretion. This transaction is subject to regulatory approval and is anticipated to close in mid-2014.

RBS Citizens Financial Group Chicago branches will continue to operate under their current name, Charter One, during the transition, and will be re-branded as U.S. Bank branches once the transaction is complete.

About U.S. Bancorp

U.S. Bancorp, with $361 billion in assets as of Sept. 30, 2013, is the parent company of U.S. Bank, the 5th largest commercial bank in the United States. The company operates 3,088 banking offices in 25 states and 4,937 ATMs and provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses and institutions. Visit U.S. Bancorp on the web at www.usbank.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements about U.S. Bancorp. Statements that are not historical or current facts, including statements about beliefs and expectations, are forward-looking statements and are based on the information available to, and assumptions and estimates made by, management as of the date hereof. These forward-looking statements cover, among other things, anticipated future revenue and expenses and the future plans and prospects of U.S. Bancorp. Forward-looking statements involve inherent risks and uncertainties, and important factors could cause actual results to differ materially from those anticipated. Global and domestic economies could fail to recover from the recent economic downturn or could experience another severe contraction, which could adversely affect U.S. Bancorp’s revenues and the values of its assets and liabilities. Global financial markets could experience a recurrence of significant turbulence, which could reduce the availability of funding to certain financial institutions and lead to a tightening of credit, a reduction of business activity, and increased market volatility. Continued stress in the commercial real estate markets, as well as a delay or failure of recovery in the residential real estate markets could cause additional credit losses and deterioration in asset values. In addition, U.S. Bancorp’s business and financial performance is likely to be negatively impacted by recently enacted and future legislation and regulation. U.S. Bancorp’s results could also be adversely affected by deterioration in general business and economic conditions; changes in interest rates; deterioration in the credit quality of its loan portfolios or in the value of the collateral securing those loans; deterioration in the value of securities held in its investment securities portfolio; legal and regulatory developments; increased competition from both banks and non-banks; changes in customer behavior and preferences; effects of mergers and acquisitions and related integration; effects of critical accounting policies and judgments; and management’s ability to effectively manage credit risk, residual value risk, market risk, operational risk, interest rate risk and liquidity risk. Finally, there can be no assurance that U.S. Bancorp will realize the anticipated benefits of the acquisition of the Chicago operations of the Charter One Bank franchise owned by RBS Citizens, National Association.

For a discussion of such risks and uncertainties, which could cause actual results to differ from expectations, see U.S. Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2012, including the sections entitled “Risk Factors” and “Corporate Risk Profile” contained in Exhibit 13, and all subsequent filings with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934. However, factors other than these also could adversely affect U.S. Bancorp’s results, and you should not consider these factors to be a complete set of all potential risks or uncertainties. Forward-looking statements speak only as of the date hereof, and U.S. Bancorp undertakes no obligation to update them in light of new information or future events.

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